Exhibit 99.1

Guardian and Janus Henderson Announce Multifaceted, Strategic Partnership

•	Janus Henderson will manage the $45 billion investment grade public fixed income asset portfolio for Guardian’s general account, becoming Guardian’s investment grade public fixed income asset manager

•	Guardian will receive equity warrants and other economic consideration, supporting a shared goal of accelerating growth and creating value

•	Guardian will commit up to $400 million of seed capital for Janus Henderson fixed income product innovation

•	Guardian and Janus Henderson will also co-develop proprietary, multi-asset solution model portfolios for Guardian’s dually registered broker-dealer and registered investment advisor, Park Avenue Securities (PAS)

April 8, 2025

NEW YORK and LONDON — The Guardian Life Insurance Company of America® ("Guardian"), one of America’s largest life insurers and a leading provider of employee benefits, and Janus Henderson Group plc (NYSE: JHG; “Janus Henderson”), a leading global asset manager, today announced an innovative strategic partnership, whereby Janus Henderson will become Guardian’s investment grade public fixed income asset manager. Through the partnership, Janus Henderson will manage the $45 billion investment grade public fixed income portfolio for Guardian’s general account, which will include investment grade corporates and securitized credit. As part of the agreement, Guardian investment professionals currently supporting the in-scope asset classes will have the opportunity to join Janus Henderson, providing continuity in the management of these assets while further enhancing Janus Henderson’s specialized insurance investment capabilities.

At the completion of this transaction, Janus Henderson will manage over $147 billion in fixed income assets globally1 and over $109 billion for global insurance companies2, greatly expanding the firm’s institutional reach and insurance presence. The partnership positions Janus Henderson as a top-15 unaffiliated insurance asset manager.3

In addition, Guardian will commit up to $400 million of seed capital to help accelerate Janus Henderson’s continued innovation in securitized credit and high quality active fixed income products, as well as other leading fixed income capabilities. This builds on the success of Janus Henderson’s active fixed income ETF suite, which includes JAAA, the largest CLO ETF4, JBBB, which provides exposure to floating-rate CLOs generally rated BBB, JSI, which invests in opportunities across the U.S. securitized markets, JMBS, the largest actively managed mortgage-backed securities ETF5, and VNLA, an active global short duration income ETF. This partnership will benefit from Janus Henderson’s innovative investment approach as a leading active asset manager and a pioneer in active fixed income ETFs.

[1]	Figure includes the fixed income portion of multi-asset funds as of December 31, 2024.
[2]	Pro forma AUM as of December 31, 2024, figures include $45bn of Guardian assets and $64bn of Janus Henderson client AUM across global Insurance, Variable Insurance Trust, Insurance Broker Dealer, and Retail Life Co. AUM.
[3]	Source: Clearwater Analytics Investment Outsourcing Report, 2024.
[4]	Source: Morningstar, as of March 31, 2025.
[5]	Source: Morningstar, as of March 31, 2025.

As part of this strategic partnership, Guardian will receive equity warrants and other economic consideration designed to support a shared goal of accelerating growth and driving value creation.

Guardian and Janus Henderson will also co-develop proprietary, multi-asset solution model portfolios for Guardian’s dually registered broker-dealer and registered investment advisor, Park Avenue Securities (PAS), which has over 2,400 advisors covering approximately $58.5 billion of client assets under management.6 As a key partner to PAS, Janus Henderson will develop investment solutions for PAS clients, bringing together Janus Henderson’s full suite of global investment allocation and solutions capabilities, including Janus Henderson EdgeTM, the firm’s award-winning proprietary analytics platform from its Portfolio Construction & Strategy team.7 This is expected to broaden and enhance investment opportunities for PAS clients and provide dedicated support and practice management for Guardian’s team of national financial representatives and their clients.

Andrew McMahon, Guardian Chairman and Chief Executive Officer, said, “This strategic partnership with Janus Henderson enhances Guardian’s investment and solutions capabilities and aligns our organizations for long-term, mutual growth. Our shared culture of collaboration and dedication to our clients make them a natural partner for Guardian. By combining Guardian’s exceptional experience with Janus Henderson’s market-leading investment strategies, resources, and capabilities, we will be able to offer innovative investment and wealth management strategies that will benefit customers and policyholders for years to come.”

Ali Dibadj, Chief Executive Officer of Janus Henderson, commented, “Janus Henderson is honored to partner with Guardian, one of the largest and most respected life insurers in the U.S. Together we will work to help shape the financial futures of millions of customers, creating a brighter future together. This multifaceted, innovative partnership, founded on a shared set of client-focused values, leverages our complementary strengths, creates alignment for mutual growth, and intends to achieve mutually beneficial outcomes for policyholders, our clients, shareholders, and employees. This strategic partnership also supports the execution of Janus Henderson’s client-led vision of amplifying our strengths in Fixed Income, Multi-Asset Solutions, and Model Portfolios, while greatly expanding our presence in the institutional market and insurance space. Guardian’s selection of Janus Henderson speaks to the trust that the most sophisticated asset owners in the world have placed in Janus Henderson.”

This partnership transaction is expected to close at the end of the second quarter of 2025.

An investor presentation on the partnership transaction is available on Janus Henderson’s Investor Relations website.

Janus Henderson was advised by Mayer Brown LLP and Guardian was advised by Debevoise & Plimpton LLP.

-ends-

Media Contacts:

Janus Henderson

Candice Sun

Global Head of Media Relations

+1 303-336-5452

candice.sun@janushenderson.com

Guardian

Mediarelations@glic.com

[6]	As of December 31, 2024.
[7]	Janus Henderson was awarded American Financial Technology Awards best analytics initiative for 2019.

Investor Relations Contact:

Janus Henderson

Jim Kurtz

Head of Investor Relations

+1 303-336-4529

jim.kurtz@janushenderson.com

Notes to editors

About Guardian

Guardian makes a difference in the lives of people when they need us most. With 165 years of stability and fiscal integrity, we are a trusted resource to generations of families and business owners, inspiring well-being and helping build financial confidence. Today, we stand behind millions of consumers, helping them prepare and plan for a bright future for themselves and their families. We help business owners care for their employees. And we help people recover and thrive in times of unexpected loss. As a modern mutual insurance company, we believe in driving value beyond dividends. We invest in our colleagues, are building an inclusive and innovative culture, and are helping to uplift communities through thoughtful corporate impact programs. Guardian, which is based in New York City, is a leading provider of life, disability, dental, and other benefits, and has received accolades for its culture and service. Our colleagues and financial professionals serve with care and experience, and our commitments rest on a strong financial foundation, which included a 2025 dividend allocation of $1.6 billion – the largest in the company's history. For more information, visit guardianlife.com or follow us on Facebook, LinkedIn, and YouTube.

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping clients define and achieve superior financial outcomes through differentiated insights, disciplined investments, and world-class service. As of December 31, 2024, Janus Henderson had approximately US$379 billion in assets under management, more than 2,000 employees, and offices in 25 cities worldwide. The firm helps millions of people globally invest in a brighter future together. Headquartered in London, Janus Henderson is listed on the New York Stock Exchange.

Source: Janus Henderson Group plc

FORWARD-LOOKING STATEMENTS DISCLAIMER

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events, including with respect to the timing and anticipated benefits of pending transactions and expectations regarding acquisition opportunities. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions, and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, our ability to realize the anticipated benefits of the transaction, and the risks, uncertainties, assumptions, and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other filings or furnishings made by the Company with the SEC from time to time.

Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.

The information, statements, and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Please consider the charges, risks, expenses, and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus Henderson at 800.668.0434 or download the file from janushenderson.com/info. Read it carefully before you invest or send money.

Past performance is no guarantee of future results. There is no assurance the stated objective(s) will be met.

Investing involves risk, including the possible loss of principal and fluctuation of value.

Fixed income securities are subject to interest rate, inflation, credit and default risk.  The bond market is volatile. As interest rates rise, bond prices usually fall, and vice versa.  The return of principal is not guaranteed, and prices may decline if an issuer fails to make timely payments or its credit strength weakens.

Foreign securities are subject to additional risks including currency fluctuations, political and economic uncertainty, increased volatility, lower liquidity and differing financial and information reporting standards, all of which are magnified in emerging markets.

Collateralized Loan Obligations (CLOs) are debt securities issued in different tranches, with varying degrees of risk, and backed by an underlying portfolio consisting primarily of below investment grade corporate loans. The return of principal is not guaranteed, and prices may decline if payments are not made timely or credit strength weakens. CLOs are subject to liquidity risk, interest rate risk, credit risk, call risk and the risk of default of the underlying assets.

Concentrated investments in a single sector, industry or region will be more susceptible to factors affecting that group and may be more volatile than less concentrated investments or the market as a whole.

Derivatives can be more volatile and sensitive to economic or market changes than other investments, which could result in losses exceeding the original investment and magnified by leverage.

Increased portfolio turnover may result in higher expenses and potentially higher net taxable gains or losses.

Mortgage-backed securities (MBS) may be more sensitive to interest rate changes. They are subject to extension risk, where borrowers extend the duration of their mortgages as interest rates rise, and prepayment risk, where borrowers pay off their mortgages earlier as interest rates fall. These risks may reduce returns.

Securitized products, such as mortgage- and asset-backed securities, are more sensitive to interest rate changes, have extension and prepayment risk, and are subject to more credit, valuation and liquidity risk than other fixed-income securities.

For JMBS and JSI: The Fund will typically enter into “to be announced” or “TBA” commitments when purchasing MBS, which allows the Fund to agree to pay for certain yet-to-be issued securities at a future date and which may have a leveraging effect on the Fund.

JMBS may enter into reverse repurchase agreement transactions and use the cash made available from these transactions to make additional investments in mortgage-related instruments or other fixed-income securities.

Actively managed portfolios may fail to produce the intended results. No investment strategy can ensure a profit or eliminate the risk of loss.

Janus Henderson Investors US LLC is the investment adviser and ALPS Distributors, Inc. is the distributor. ALPS is not affiliated with Janus Henderson

Janus Henderson is a trademark of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.

This press release is solely for the use of members of the media and should not be relied upon by personal investors, financial advisers, or institutional investors. We may record telephone calls for our mutual protection, to improve customer service and for regulatory record keeping purposes. All opinions and estimates in this information are subject to change without notice.

Guardian® is a registered trademark of The Guardian Life Insurance Company of America, New York, NY. Copyright© 2025 The Guardian Life Insurance Company of America. All rights reserved.

Securities products/services and advisory services offered through Park Avenue Securities LLC, a registered broker-dealer and registered investment adviser. Park Avenue Securities is a wholly owned subsidiary of The Guardian Life Insurance Company of America and is located at 10 Hudson Yards, New York, NY 10001. Member FINRA, SIPC.

Dividends are not guaranteed. They are declared annually by Guardian's Board of Directors. The total dividend calculation includes mortality experience and expense management as well as investment results.

Financial information concerning Guardian as of December 31, 2024, on a statutory basis: Admitted assets = $86.8 billion; liabilities = $77.5 billion (including $60.7 billion of reserves); and surplus = $9.3 billion.